SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 5, 2006

CASCADE CORPORATION
(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue
Fairview, Oregon 97024-9718
(Address of principal executive offices) (Zip Code)

(503) 669-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.

On December 7, 2006, Cascade issued a press release announcing results for its third fiscal quarter ended October 31, 2006, and held a conference call regarding the results.  The press release is included as Exhibit 99.1 and the transcript of the conference call is included as Exhibit 99.2 to this Form 8-K.  This discussion, as well as the press release and the transcript, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2006, the Board of Directors of Cascade, on the recommendation of the Compensation Committee of the Board of Directors, approved increasing the annual base salaries of the following “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) of Cascade to the amounts specified in the following table, effective February 1, 2007:

Named Executive Officer	Fiscal 2008 Base Salary
Robert C. Warren, Jr., President and Chief Executive Officer	$500,000
Terry H. Cathey, Senior Vice President and Chief Operating Officer	290,000
Richard S. Anderson, Senior Vice President and Chief Financial Officer	290,000
Gregory S. Anderson, Senior Vice President-Human Resources	200,000
Joseph G. Pointer, Vice President-Finance	200,000

These officers are at will employees whose compensation and employment status may be changed at any time by the Board of Directors.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.	The following exhibits are included with this report:

99.1	Press release issued on December 7, 2006.

99.2	Transcript of conference call held on December 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

By:	/s/ JOSEPH G. POINTER
Joseph G. Pointer
Secretary

Dated: December 11, 2006